Exhibit 4.1

_______________________________________

LLOYDS BANKING GROUP PLC

as Issuer,

and

THE BANK OF NEW YORK MELLON,
acting through its London Branch

as Trustee

_______________________________________

FIRST SUPPLEMENTAL INDENTURE

dated as of July 6, 2016

to

THE SENIOR DEBT SECURITIES INDENTURE

dated as of July 6, 2010

_______________________________________

FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of July 6, 2016, between LLOYDS BANKING GROUP PLC, a corporation incorporated in Scotland with registered number 95000, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Senior Debt Securities Indenture dated as of July 6, 2010 (the “Senior Indenture,” and together with this First Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s Senior Debt Securities, including the Securities (as defined below).

WHEREAS, Section 9.01(d) of the Senior Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Senior Indenture without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Senior Indenture, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Senior Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Senior Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Senior Indenture without the consent of Holders;

WHEREAS, there are no debt securities Outstanding of any series created prior to the execution of this First Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Board of Directors has authorized the entry into this First Supplemental Indenture, as required by Section 9.01 of the Senior Indenture;

WHEREAS, the parties hereto desire to establish, as further series of Senior Debt Securities under the Base Indenture, $1,000,000,000 3.100% Senior Notes due 2021 (the “Securities”) pursuant to Sections 2.01 and 3.01 of the Senior Indenture. The Securities may be issued from time to time and any Securities issued as part of any series will constitute a single series of Securities under the Indenture and shall be included in the definition of “Securities” where the context requires;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and whereas all actions required by it to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this First Supplemental Indenture shall amend and supplement the Senior Indenture; to the extent that the terms of the Senior Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Senior Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for the purposes of this First Supplemental Indenture and the Senior Indenture, the term “series” shall mean a series of Securities.

Article 2
FORM OF SECURITIES

Section 2.01. Terms of the Securities.

(a) The title of the Securities shall be the “3.100% Senior Notes due 2021”;

(b) The aggregate principal amount of the Securities that may be authenticated and delivered under the Indenture shall not exceed $1,000,000,000, except as otherwise provided in the Indenture;

(c) Principal on the Securities shall be payable on July 6, 2021;

(d) The Securities shall be issued in global registered form on July 6, 2016 and shall bear interest from July 6, 2016 payable semi-annually in arrears on January 6 and July 6 (each, an “Interest Payment Date”), commencing January 6, 2017. The Securities shall bear an annual interest rate of 3.100%;

Interest on the Securities will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period. The Regular Record Dates for the Securities will be 15 calendar days immediately preceding the relevant Interest Payment Date, whether or not a Business Day;

(e) No premium, upon redemption or otherwise, shall be payable by the Company on the Securities;

(f) Principal of and any interest on the Securities shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g) The Securities may be redeemable pursuant to Section 11.08 of the Senior Indenture. In connection with any redemption of the Securities pursuant to Section 11.08 of the Senior Indenture, the date referenced therein shall be July 6, 2016;

(h) The Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund or analogous provision;

(i) The Securities shall be issued only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof;

(j) The principal amount of the Securities shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Senior Indenture;

(k) The Securities shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company;

(l) The Securities shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(m) The payment of principal of (and premium, if any) or interest, if any, on the Securities shall be payable only in the coin or currency in which the Securities are denominated;

(n) The Securities will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(o) The Securities will not be initially issued in definitive form;

(p) There is no Calculation Agent for the Securities;

(q) The Events of Default on the Securities are as provided for in the Senior Indenture;

(r) The form of the Securities to be issued on the date hereof shall be substantially in the form of Exhibit A hereto;

(s) The Company may issue additional Securities (“Additional Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Securities except for the price to the public, issue date and first interest payment date, provided that such Additional Notes must be fungible with the outstanding Securities for U.S. federal income tax purposes. Any such Additional Notes, together with the Securities will constitute a single series of securities under the Indenture;

(t) Additional Amounts in respect of the Securities shall be payable as set forth in the Senior Indenture, as supplemented by this First Supplemental Indenture.

Article 3
ADDITIONAL TERMS APPLICABLE TO THE SECURITIES

Section 3.01. Addition of Definitions. With respect to the Securities only, Section 1.01 of the Senior Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“U.K. bail-in power” means any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person.

Section 3.02. Events of Default. With respect to the Securities only, Section 5.01 of the Senior Indenture is amended by adding the following sentence at the end of the section:

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under this Section 5.01.

Section 3.03. Compensation and Reimbursement. With respect to the Securities only, Section 6.07 of the Senior Indenture is amended in part to add the following sentence at the end of the section:

The Trustee’s right to reimbursement and indemnity under this Section 6.07 shall survive the payment in full of the Senior Debt Securities, the discharge of this Senior Debt Securities Indenture, the resignation or removal of the Trustee and (without prejudice to Section 5.08 of the First Supplemental Indenture if and to the extent applicable as set out therein) any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the obligations owed or owing to Holders pursuant to or in connection with the Senior Debt Securities.

Section 3.04. Agreement with Respect to Exercise of U.K. Bail-In Power. The following provisions relate solely to the Securities established pursuant to this First Supplemental Indenture:

(a) Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by purchasing or acquiring the Securities, each Holder (including each Beneficial Owner) of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of the Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

(b) By purchasing or acquiring the Securities, each Holder and each Beneficial Owner of the Securities:

(i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Securities shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders of the Securities under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor this First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this First Supplemental Indenture.

(c) By purchasing or acquiring the Securities, each Holder and Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities related to the U.K. bail-in power.

(d) By purchasing or acquiring the Securities, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Securities and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

(e) No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

(f) Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes only.

Article 4
AMENDMENTS TO THE SENIOR INDENTURE

Section 4.01. Addition of Definitions. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Section 1.01 of the Senior Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Beneficial Owners” shall mean (a) if any Senior Debt Securities are in global form, the beneficial owners of the Senior Debt Securities (and any interest therein) and (b) if the Senior Debt Securities are held in definitive form, the holders in whose names the Senior Debt Securities are registered in the Senior Debt Security Register and any beneficial owners holding an interest in such Senior Debt Securities held in definitive form.

“Executive Officer” means any individual authorized or designated by the Board of Directors through a power of attorney or otherwise for the purpose of executing this Senior Indenture and any other certificates, forms, notes and ancillary documents in connection therewith.

“Electronic Means” shall mean the following communications methods: S.W.1.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Group” means the Company together with its subsidiaries and associated undertakings.

Section 4.02. Appointment of Agent for Service. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Section 1.14 of the Senior Indenture is amended and restated in its entirety and shall read as follows:

Section 1.14. Appointment of Agent for Service. The Company has designated and appointed the Chief U.S. Counsel, Lloyds Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036 as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Senior Debt Securities, this Senior Debt Securities Indenture or this First Supplemental Indenture, but for that purpose only, and agrees that service of process upon such authorized agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Senior Debt Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment.

Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such authorized agent in full force and effect so long as any of the Senior Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any right to trial by jury and any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 4.03. Notices to Trustee. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Section 1.05 of the Senior Indenture is amended and restated in its entirety to read as follows:

Section 1.05. (a) Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Senior Indenture or the First Supplemental Indenture to be made upon, given or furnished to, or filed with,

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile or e-mail) to the Trustee at its Corporate Trust Office and the Trustee agrees to accept and act upon facsimile or electronic transmission of written instructions pursuant to the Senior Indenture or the First Supplemental Indenture; provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and (i) mailed, in the case of the Company, first-class postage prepaid, addressed to it at the address of its principal office specified in the first paragraph of this Senior Indenture (unless another address has been previously furnished in writing to the Trustee by the Company, in which case at the last such address) marked “Attention: Company Secretary”, or (ii) faxed to +44 20 7158 3298/3299 marked “Attention: Company Secretary”.

(b) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee evidence of the Executive Officers. If the

Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee's understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Executive Officer have been sent by such Executive Officer. The Company shall be responsible for ensuring that only Executive Officers transmit such Instructions to the Trustee and that the Company and all Executive Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 4.04. Additional Amounts. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Section 10.04 of the Senior Indenture is hereby amended and replaced in its entirety as follows:

Section 10.04. Additional Amounts. Amounts to be paid on any series of Senior Debt Securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to the principal of, interest and any other payment on, the Senior Debt Securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders of Senior Debt Securities of the particular series, after the deduction or withholding, shall equal the amounts which would have been payable on the Senior Debt Securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Senior Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Debt Security, or the collection of any payment of (or in respect of) principal of, or any interest, or other payment on, any Senior Debt Security of the relevant series,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Debt Security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the Beneficial Owner of the relevant Senior Debt Security or the Beneficial Owner of any payment of (or in respect of) principal of or any interest or other payment on, the Senior Debt Security failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive or any law implementing or complying with, or introduced in order to conform to, such directive or directives,

(vi) the relevant Senior Debt Security is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Senior Debt Security to another paying agent,

(vii) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, or

(viii) any combination of subclauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to the principal of or any interest or other payment on, the Senior Debt Securities to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in this Senior Debt Securities Indenture there is mentioned, in any context, the payment of the principal of or any interest or other payments on, in respect of, any Senior Debt Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made. Upon request from the Trustee or a paying agent, the Company shall provide information reasonably necessary and readily available in order to enable to the Trustee or paying agent to determine whether any withholding obligations under FATCA apply. Neither the Company, the Trustee or a paying agent shall have any liability in connection with the Company’s or Trustee’s or paying agent’s compliance with any such withholding obligation under applicable law.

Section 4.05. Optional Redemption Due to Changes in Tax Treatment. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Section 11.08 of the Senior Indenture is hereby amended in part to amend and restate the final paragraph in its entirety, which shall read as follows:

Section 11.08. Optional Redemption Due to Changes in Tax Treatment. In any case where the Company shall determine that, in accordance with this Section 11.08, it is entitled to redeem the Senior Debt Securities of any series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change or amendment has occurred and that the Company is entitled to exercise its right of redemption; and (ii) an Officer’s Certificate, evidencing compliance with such provisions and stating that it is entitled to redeem the Senior Debt Securities pursuant to the terms of the Senior Debt Securities.

Section 4.06. Correction of Minor Defects in or Amendment of Senior Debt Securities. With respect to any series of Senior Debt Securities issued under the Senior Indenture, including the Securities, Article 3 of the Senior Indenture is amended by adding Section 3.13, which shall read as follows:

Section 3.13. Correction of Minor Defects in or Amendment of Senior Debt Securities. If, after the issuance of any Senior Debt Security (including any Global Security), the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Senior Debt Security or Global Security, as the case may be, or, with respect to any Senior Debt Security (including any Global Security) issued on or after the date hereof, the Company and the Trustee may amend such Senior Debt Security as contemplated by Section 9.01(h) and the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Senior Debt Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto.

Article 5
MISCELLANEOUS

Section 5.01. Effect Of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Company and the Trustee, and the delivery of the documents referred to in Section 5.02 herein, the Senior Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Senior Indenture for all purposes in respect of the Securities or otherwise as applicable.

Section 5.02. Other Documents to be Given to the Trustee. The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Senior Indenture and, in the case of the Opinion of Counsel, stating that the Indenture is a legal, binding a valid obligation enforceable in accordance with its terms. As specified in Section 9.03 of the Senior Indenture and subject to the provisions of Section 6.03 of the Senior Indenture, the Trustee shall also be entitled to receive an Opinion of Counsel stating that that this First Supplemental Indenture is authorized or permitted by the Indenture, and the First Supplemental Indenture and the Securities whose terms are incorporated by reference herein are each, subject to Section 1.03 of the Senior Indenture, a legal, valid and binding obligation of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights generally, by equitable principles of general applicability and by possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and the First Supplemental Indenture is permitted under the Indenture. The Trustee may rely on such Officer’s Certificate and Opinion of Counsel as conclusive evidence that this First Supplemental Indenture complies with the applicable provisions of the Senior Indenture.

Section 5.03. Confirmation Of Indenture. The Senior Indenture, as supplemented and amended by this First Supplemental Indenture with respect to the Securities or otherwise as applicable, is in all respects ratified and confirmed, and the Senior Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Securities or otherwise as applicable, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Senior Indenture and, where applicable, with respect to the

Securities. In the event of a conflict between the terms and conditions of the Senior Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail where applicable.

Section 5.04. Concerning The Trustee. The Trustee does not make any representations as to the validity or sufficiency of this First Supplemental Indenture or the Notes. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.05. Governing Law. This First Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by the Company of this First Supplemental Indenture and the Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 5.06. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.08. Concerning BRRD Liability. Notwithstanding and to the exclusion of any other term of this First Supplemental Indenture or the Senior Debt Securities Indenture or any other agreements, arrangements, or understanding between the Company and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this First Supplemental Indenture may be subject to the exercise of Bail-in Powers by the relevant Resolution Authority (but only to the extent applicable) and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Company to the Trustee under this First Supplemental Indenture or the Senior Debt Securities Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; and/or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this First Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Company.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

LLOYDS BANKING GROUP PLC

/s/ Peter Green

Name:	Peter Green
Title:	Head of Public Senior Funding & Covered Bonds, Capital Markets Issuance

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Maria Bertolin

Name:	Maria Bertolin
Title:	Authorised Signatory

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF FIXED RATE SENIOR GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No. 539439 AK5
ISIN No. US539439AK53
Common Code: 144250141

LLOYDS BANKING GROUP plc

3.100% SENIOR NOTE DUE 2021

No. [1]	$500,000,000

LLOYDS BANKING GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 (five hundred million dollars) on July 6, 2021 or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on January 6 and July 6 of each year, commencing on January 6, 2017, and ending on July 6, 2021 (each, a “Payment Date”). Interest so payable on any Payment Date shall be paid to the Holder in whose name this Senior Note is registered on the 15th calendar day immediately preceding the relevant Payment Date, whether or not such day is a Business Day, as defined in the Indenture (each a “Regular Record Date”). Any interest which is payable, but is not punctually paid or duly provided for, on any Payment Date is herein called “Default Interest”. Default Interest shall cease to be payable to the registered Holder on the relevant Regular Record Date by virtue then of having been such Holder, and such Default Interest may be paid by the Company, at its election in each case, as provided in clause (x) or (y) below: (x) the Company may elect to make payment of any Default Interest to registered Holders at the close of business on a Special Record Date (a “Special Record Date”) for the payment of such Default Interest, such Special Record Date to be fixed in accordance with Section 3.07(a) of the Indenture or, (y) the Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the trustee of the proposed payment, such manner of payment shall be deemed practicable by the trustee.

Interest shall accrue on this Senior Note from day to day from the date of issuance hereof or from the most recent Payment Date at the rate of 3.100% per annum, until the principal amount hereof is paid or made available for payment.

Payments of interest on this Senior Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

Payment of the principal amount of (and premium, if any) and any interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder. If the date for payment of the principal amount hereof (and premium, if any) or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the trustee and any agent of the Company or the trustee may treat the Person in whose name this Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the trustee nor any agent of the Company or the trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each Beneficial Owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, this Senior Note; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, this Senior Note into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the maturity of this Senior Note, or amendment of the amount of interest due on this

Senior Note, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of this Senior Note solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of this Senior Note further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under this Senior Note are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

[The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly executed.

Dated: July 6, 2016

LLOYDS BANKING GROUP PLC

Name:
Title:

[2021 Fixed Rate Global Note No. [1] Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: July 6, 2016

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[2021 Fixed Rate Global Note No. [1] Signature Page]

[REVERSE OF SECURITY]

This Senior Note is one of a duly authorized issue of securities of the Company (herein called the “Senior Notes”) issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of July 6, 2010 (herein called the “Senior Indenture”), among the Company, as issuer, and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Senior Indenture), as supplemented by the First Supplemental Indenture dated as of July 6, 2016, among the Company and the Trustee (the “First Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

This Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000. The Company may, without the consent of the Holders of the Senior Notes, issue additional notes having the same ranking and interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public, issue date and first interest payment date, provided that such additional notes must be fungible with the outstanding Senior Notes for U.S. federal income tax purposes. Any such Senior Notes, together with this Senior Note, will constitute a single series of securities under the Indenture. The Senior Notes will initially be issued in the form of one or more global Senior Notes (each, a “Global Senior Note”). Except as provided in the Indenture, a Global Senior Note shall not be exchangeable for one or more definitive Senior Notes.

The Senior Notes of this series will constitute unsecured and unsubordinated obligations of the Company, as described herein, and will rank pari passu without any preference among themselves.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of this series may declare the principal amount of, and any accrued interest on, all the Senior Notes to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

If an Event of Default with respect to the Senior Notes of this series shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted thereon, or to enforce any other proper remedy, including the institution of proceedings in England or Scotland (but not elsewhere) for the winding up of the Company.

By acceptance of the Senior Notes of this Series, the Holder will be deemed to have waived any right of set-off or counterclaim with respect to such Senior Notes that they might otherwise have against the Company, whether before or during a winding-up of the Company.

Amounts to be paid on the Senior Notes of this Series will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to the principal of, and interest and any other payments on, the Senior Notes of this series (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders, after the deduction or withholding, shall equal the amounts which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee, which would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Senior Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or is physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of a Senior Note, or the collection of any payment of (or in respect of) principal of, or interest or other payments on, any Senior Note,

(ii) except in the case of winding-up in the United Kingdom, the relevant Senior Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Senior Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the Beneficial Owner of the relevant Senior Note or the Beneficial Owner of any payment of (or in respect of) principal of, or interest or other payments on, the Senior Note failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any directive amending, supplementing or replacing such directive, or any law implementing or complying with, or introduced in order to conform to, such directive or directives,

(vi) the Senior Note is presented (where presentation is required) for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Senior Note to another paying agent in a Member State of the European Union,

(vii) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(viii) any combination of clauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payments on, the Senior Note to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts, had it been the Holder.

References herein to the payment of the principal of or interest or other payments on any Senior Note shall be deemed to include mention of the payment of Additional Amounts provided for in the foregoing paragraph to the extent that, in such context, Additional Amounts are, were or would be payable under the foregoing provisions.

The Senior Notes of this series are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 nor more than 60 days’ notice, on any Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, in respect of the Senior Notes to the date fixed for redemption, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after July 6, 2016:

(a) in making payment under the Senior Notes the Company has or will or would on the next Payment Date become obligated to pay Additional Amounts;

(b) the payment of interest on the next Payment Date in respect of any of the Senior Notes would be treated as a “distribution” within the meaning of Chapter 2 of Part

23 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

(c) on the next Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced).

In any case where the Company shall determine that, in accordance with Section 11.08 of the Senior Indenture, it is entitled to redeem the Senior Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change or amendment has occurred and that the Company is entitled to exercise its right of redemption.

If the Company elects to redeem the Senior Notes of this series, the Senior Notes will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal (and premium, if any) so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of (and premium, if any), and accrued and unpaid interest on, the Senior Notes of this series shall terminate.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of this Senior Note, by purchasing or acquiring this Senior Note, each Holder (including each Beneficial Owner) of this Senior Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. Each Holder and Beneficial Owner of the Senior Notes further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner of the Securities:

(i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and

(iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders of the Senior Notes under Section 5.12 of the Senior Indenture, and (b) neither the Senior Indenture nor the First Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Senior Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the First Supplemental Indenture.

By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner that acquires its Senior Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes related to the U.K. bail-in power.

By purchasing or acquiring the Senior Notes, each Holder and Beneficial Owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time outstanding of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Senior Notes of each series, on behalf of the Holders of all Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of (and premium, if any) and interest on, this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Senior Note of this series will have the right to institute any proceeding with respect to the Indenture, this Senior Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the right of the Holder of this Senior Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on, this Senior Note when due and payable in accordance with the provisions of this Senior Note and the Indenture.

This Senior Note will be governed by the laws of the State of New York.

Unless otherwise defined herein, all terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.